SUPERIOR INDUSTRIES INTERNATIONAL, INC.
ANNUAL REPORT ON FORM 10-K

Exhibit 10.15

THIS SERVICES AGREEMENT (the “Agreement”) is executed as of May 23, 2007, by and between Louis L. Borick (“Borick”) and Superior Industries International, Inc., a California corporation, 7800 Woodley Avenue, Van Nuys, California 91406 (the “Company”) with reference to the following facts and objectives:

A.	Since founding the Company in 1957, Borick served as President until January 1, 2003, Chief Executive Officer until January 1, 2005, and Chairman of Superior's Board of Directors until May 24, 2007.

B.	Borick's leadership and services have constituted a major factor in the successful growth and development of the Company.

C.	On January 1, 1994, the Company and Borick entered into an employment agreement. The 1994 agreement superseded previous employment agreements.

D.	On January 1, 2005, the Company and Borick entered into a services agreement whereby the Company retained Borick's services as Chairman of the Board.

E.
The Company desires to assure the services of Borick and retain his unique experience, ability and services acting in the capacity of Founding Chairman and accordingly has proposed to Borick that he enter in this agreement.

THEREFORE, Borick and the Company agree as follows:

1.
In accordance with Section 10 of the 1994 agreement, Borick services under that agreement were terminated January 1, 2005 and accordingly, he is being paid and will continue to be paid the benefits described therein.

2.	Borick shall serve as Founding Chairman of the Board of Directors.

3.
Effective March 1, 2007, the Company shall discontinue paying Borick the base compensation provided in his 2005 Services Agreement. Borick will commence collecting his SERP benefit effective March 1, 2007.

4.
Mr. Borick will continue to receive the additional benefits outlined in Sections 6.4, 6.5 and 6.7 related to use of automobile, medical and dental coverage and entertainment and other business expenses.

5.
All of the above compensation and benefits will terminate in the event of termination of services for any reason. No additional benefits will be paid upon termination except those that continue pursuant to the 1994 agreement.

6.	Nothing herein shall limit the compensation and benefits that Borick is entitled to enjoy as an equal member of the Board of Directors.

IN WITNESS WHEROF, the Company has caused this Agreement to be signed by its duly authorized officers and Borick has executed this agreement as of the day and year written above.

Borick:
Louis L. Borick
Founding Chairman

THE COMPANY:	By
Robert A. Earnest
V.P., General Counsel

By
V. Bond Evans
Chairman, Compensation and Benefits Committee